                                                                     EXHIBIT 1.3

                            DEALER MANAGER AGREEMENT



                                                                 August 27, 1997






BT SECURITIES CORPORATION
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

                  IPC, Inc., a Delaware corporation ("IPC"), proposes to offer (the "Subordinated Notes Tender Offer") to the holders of its 12 1/2% Senior Subordinated Notes due 2002 (the "Subordinated Notes"), upon the terms and subject to the conditions set forth in the Offers to Purchase and Consent Solicitations Statement dated August 27, 1997 (as amended, modified or supplemented from time to time in accordance with the terms of this Agreement, the "Offers to Purchase"), to purchase for cash any and all of the outstanding Subordinated Notes. Ivex Packaging Corporation, a Delaware corporation ("Packaging," and together with IPC, the "Issuers"), proposes to offer (the "Discount Notes Tender Offer," and together with the Subordinated Notes Tender Offer, the "Tender Offers") to the holders of its 13 1/4% Senior Discount Debentures due 2005 (the "Discount Notes," and together with the Subordinated Notes, the "Notes"), upon the terms and subject to the conditions set forth in the Offers to Purchase, to purchase for cash any and all of the outstanding Discount Notes. Concurrently with the Subordinated Notes Tender Offer, IPC is soliciting consents (the "Subordinated Notes Consent Solicitation") from holders of the Subordinated Notes to amendments (the "Proposed Subordinated Notes Amendments") to certain of the provisions in the indenture governing the Subordinated Notes (the "Subordinated Notes Indenture"), as described in the Offers to Purchase. Concurrently with the Discount Notes Tender Offer, Packaging is soliciting consents (the "Discount Notes Consent Solicitation," and together with the Subordinated Notes Consent Solicitation, the "Consent Solicitations") from holders of the Discount Notes to amendments (the "Proposed Discount Notes Amendments," and together with the Proposed Subordinated Notes Amendments, the "Proposed Amendments") to certain of the provisions in the indenture governing the Discount Notes (the "Discount Notes Indenture," and together with the Subordinated Notes Indenture, the "Indentures"), as described in the Offers to Purchase. Upon receipt of the Requisite Consents (as defined in the Of-


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                                      -2-


fers to Purchase) from holders of the Subordinated Notes, IPC, as issuer, and United States Trust Company of New York, as trustee under the Subordinated Notes Indenture (in such capacity, the "Subordinated Notes Trustee"), will enter into a supplemental indenture that will give effect to the Proposed Subordinated Notes Amendments (the "Subordinated Notes Supplemental Indenture"). Upon receipt of the Requisite Consents (as defined in the Offers to Purchase) from holders of the Discount Notes, Packaging, as issuer, and United States Trust Company of New York, as trustee under the Discount Notes Indenture (in such capacity, the "Discount Notes Trustee"), will enter into a supplemental indenture that will give effect to the Proposed Discount Notes Amendments (the "Discount Notes Supplemental Indenture," and together with the Subordinated Notes Supplemental Indenture, the "Supplemental Indentures"). The Tender Offers and Consent Solicitations will be made on the terms and subject to the conditions set forth in the Offers to Purchase and the accompanying consents and letters of transmittal (the "Letters of Transmittal"). Unless otherwise indicated, the use of the term Subordinated Notes Tender Offer herein shall be deemed to include the Subordinated Notes Consent Solicitation, the use of the term Discount Notes Tender Offer herein shall be deemed to include the Discount Notes Consent Solicitation and the use of the term Tender Offers herein shall be deemed to include the Consent Solicitations.

                  IPC and Packaging hereby confirm their agreement with you as follows:

                  1. Tender Offer Materials. Each of the Issuers agrees to furnish you at its own expense with as many copies as you may reasonably request of the Offers to Purchase, and all attachments thereto, and the Letters of Transmittal and all other related offering materials prepared by the Issuers for use in connection with the Tender Offers (collectively, as amended or supplemented from time to time in accordance with the terms hereof and thereof and including all of the documents incorporated by reference therein, the "Offering Materials"). Each of the Issuers authorizes you to use the Offering Materials in connection with the Tender Offers, and you agree that you shall not use any material in connection therewith other than the Offering Materials and such other materials, if any, as the Issuers may approve. Each of the Issuers agrees to cause a copy of the Offering Materials to be mailed to each record holder of the Notes and to use its best efforts to cause a copy of the Offering Materials to be mailed to each beneficial holder of the Notes that is known to the Issuers. Thereafter, to the extent practicable until the expiration of the Tender Offers, each of the Issuers shall use its best efforts to cause copies of the Offering Materials to be mailed to each person who becomes a record holder of Notes and each beneficial holder of Notes that becomes known to the Issuers. You agree to use such information only in connection with the Tender Offers and not to furnish any such information to any other person except in connection with the Tender Offers.

                  The date on which the Offering Materials are first mailed or otherwise distributed to holders of Notes is hereinafter referred to as the "Commencement Date."

                  2. Agreement to Act as Dealer Manager. Each of the Issuers hereby retains you, and you agree to act, as the exclusive dealer manager ("you" or the "Dealer Manager") to the Issuers in connection with the Tender Offers, until the earlier of (i) December 31, 1997 and (ii) (A)in the case of the Subordinated Notes Tender Offer, the date of the consummation (the "Subordinated Notes Closing") of the Subordinated Notes Tender Offer (the "Subordinated Notes Closing Date") and (B) in the case of the Discount Notes Tender Offer, the date of the consummation (the "Discount Notes Closing") of the Discount Notes Tender Offer (the "Discount Notes Closing Date"). As Dealer Manager, you agree, in accordance with your customary practices, to perform diligently those services in connection with the Tender Offers as are customarily performed by investment banking concerns in connection with tender offers and consent solicitations of like nature, including, but not limited to, soliciting tenders and consents pursuant to the Tender Offers and Consent Solicitations and communicating generally regarding the Tender Offers with brokers, dealers, commercial banks and trust companies and other persons, including the holders of the Notes. You agree to act in accordance with the Tender Offer Materials and agree to furnish no other written materials to any person in connection with the Tender Offers without our consent.

                  (a) Each of the Issuers hereby authorizes you to act as Dealer Manager in connection with the Tender Offers, and, on the basis of the representations, warranties and agreements of the Issuers herein contained and subject to the terms and conditions hereof, you agree to act as Dealer Manager in connection with the Tender Offers.

                  (b) Each of the Issuers agrees to use its best efforts to furnish you, or cause the Subordinated Notes Trustee or Discount Notes Trustee, as the case may be, to furnish you, as soon as practicable after the Commencement Date, with cards or lists or copies thereof showing the names of persons who were the holders of record of Notes as of the Commencement Date and, to the extent available to the Issuers, the beneficial holders of the Notes as of the Commencement Date, together with their addresses and the principal amount of Notes held by them. Additionally, each of the Issuers will use its best efforts to update such information from time to time during the term of this Agreement as reasonably requested by you and to the extent such information is reasonably available to the Issuers within the time constraints specified. You shall act hereunder as an independent contractor and nothing contained herein or in such information shall make (x) you the agent of either of the Issuers or any of their respective affiliates or (y) either of the Issuers or any of their respective affiliates an agent of you or any of your affiliates. Nothing contained in this Agreement shall constitute you a partner of or joint venturer with either of the Issuers or any of their respective affiliates.

                  (c) Each of the Issuers agrees that any reference to the Dealer Manager in any Offering Materials or in any press release or other document or communication is subject to your prior approval. If you resign or your engagement hereunder is terminated prior to the dissemination of the Offering Materials or any other release or communication, no reference shall be made therein to you. In the event that applicable law requires a reference to the Dealer Manager, each of the Issuers agrees to provide you with prompt notice of such requirement to provide you a reasonable opportunity to seek an appropriate protective order or other remedy.

                  (d) Each of the Issuers authorizes you to communicate with any depositary designated or retained by the Issuers with respect to the Tender Offers (the "Depositary").

                  (e) In full payment for services rendered and to be rendered hereunder by the Dealer Manager, the Issuers shall pay to the Dealer Manager on the Subordinated Notes Closing Date and/or the Discount Notes Closing Date in connection with your services rendered hereunder
         (i) upon consummation of the Subordinated Notes Tender Offer and the Discount Notes Tender Offer, a nonrefundable fee, in cash, in the aggregate amount of $250,000 with respect to both such offers or (ii) in the event only one of the Subordinated Notes Tender Offer or the Discount Notes Tender Offer is consummated, a nonrefundable fee, in cash, in the amount of $125,000. In addition, each of the Issuers agrees to reimburse the Dealer Manager promptly upon demand made from time to time, and whether or not the Tender Offers are consummated, for all reasonable out-of-pocket ex-

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                                      -5-



          penses (including all reasonable fees and expenses of Cahill Gordon & Reindel, counsel for the Dealer Manager) incurred in connection with your services as Dealer Manager for the Tender Offers.

                   3. Certain Covenants. Each of the Issuers covenants with you as follows:

                  (a) Each of the Issuers will give the Dealer Manager notice of its intention to amend, supplement or prepare any amendment or supplement to any Offering Materials, will furnish the Dealer Manager with copies of such amendment or supplement and will not use any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object in writing within three business days after delivery thereof to the Dealer Manager.

                  (b) If, during the Tender Offers, any event occurs as a result of which it shall, in the reasonable judgment of the Issuers or their counsel or the Dealer Manager or its counsel, be necessary to amend or supplement any of the Offering Materials in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it is necessary, in the reasonable judgment of any such person, at any time to amend or supplement any of the Offering Materials to comply in all material respects with the procedural requirements of Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other law, rule or regulation, such person shall promptly inform the Issuers and the Dealer Manager, and (subject to Section 3(a) above) the Issuers shall promptly prepare and furnish copies to you of such amendments or supplements to such Offering Materials, so that either (i) the statements in the Offering Materials, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or (ii) such compliance is effected.

                  (c) Each of the Issuers shall comply in all material respects with the applicable provisions, if any, of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Act"), the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Trust Indenture Act"), in connection with the Offering Materials, the Tender Offers and the transactions contemplated hereby and thereby; each of the Issuers will take on a timely basis all actions reasonably necessary or legally required in relation to the Tender Offers and all other actions contemplated by this Agreement and by the Offering Materials; and each of the Issuers will take all necessary corporate action to authorize any amendments to or modifications of the Tender Offers.

                  (d) Each of the Issuers will notify you, not less than two hours prior to the open of business, New York City time, of the Commencement Date or, after the Commencement Date, the date on which they propose to extend the Subordinated Notes Tender Offer or the Discount Notes Tender Offer, as the case may be and, immediately upon the commencement of each Tender Offer, the Issuers shall advise or cause the Depositary to advise you upon your reasonable request from time to time during the period of, and promptly after the expiration of, each Tender Offer, as to all names and addresses of the holders of the Notes that have been tendered and in respect of which a consent has been received, during the immediately preceding day, indicating the aggregate principal amount of Notes verified to be in proper form for tender and consent, rejected for tender or consent, and being processed; and will notify you promptly following expiration of each Tender Offer on the Expiration Date (as defined in the Offering Materials), of the aggregate principal amount of Notes in respect of which a consent has been verified to be in proper form, a tender and consent has been rejected and which are being processed. The Issuers shall promptly give you notice of changes in the Expiration Date with respect to each Tender Offer. The Issuers will not accept tenders and consents in respect of Notes, unless the conditions to the obligations of the Dealer Manager set forth in Section 6 hereof have been satisfied.

                  (e) The Issuers shall advise you promptly of (i) the occurrence of any event that might reasonably be expected to cause any Issuer to amend, withdraw or terminate either Tender Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) the issuance of any order or the taking of any other action by the Commission or any other governmental or regulatory agency with respect to either Tender Offer (and, if in writing, will promptly furnish you with a copy thereof), (iv) the occurrence of any event that might reasonably be expected to cause the Issuers to amend or supplement any of the Offering Materials, (v) the issuance or, to the knowledge of the Issuers, the threat-
          ened issuance of any order or the taking of any other action by any administrative or judicial tribunal or governmental agency or instrumentality concerning either Tender Offer (and, if in writing, will promptly furnish you a copy thereof) and (vi) any other information relating to either Tender Offer which you may from time to time reasonably request.

                  (f) The Issuers will not commence the mailing of the Offering Materials unless the conditions set forth in Section 6 hereof with respect to the commencement of the Tender Offers shall have been satisfied and complied with prior to or concurrently with the commencement of such mailing or shall have otherwise been waived in writing by the Dealer Manager.

                  4. Expenses. In addition to the obligations of the Issuers to pay the fee and to reimburse the Dealer Manager for its reasonable out-of-pocket expenses as provided in Section 2(e) hereof, each of the Issuers agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including, but not limited to, all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Offering Materials, (ii) all arrangements relating to the delivery to the Dealer Manager of copies of the foregoing documents, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Issuers, (iv) the fees and disbursements of the Subordinated Notes Trustee and the Discount Notes Trustee and the Depositary and any information agent and (v) any meetings with holders of Notes relating to the Tender Offers.

                  5. Representations and Warranties. Each of the Issuers, jointly and severally, represents and warrants to and agrees with you that, as of the Commencement Date, each date that any Offering Materials are published, sent, given or otherwise distributed (each a "Mailing Date") and the Subordinated Notes Closing Date and the Discount Notes Closing Date:

                  (a) The Offering Materials, as amended and supplemented from time to time, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that the Issuers make no representation or warranty with respect to any statement contained in the Offering Materials based upon information furnished in writing by the Dealer Manager expressly for use therein.

                  (b) The Offering Materials, as amended and supplemented from time to time, comply and will comply in all material respects with all applicable provisions of the Exchange Act, and with all applicable rules or regulations of any governmental or regulatory authority or body.

                  (c) Each of the Issuers has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware, and each Issuer has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the Offering Materials.

                  (d) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

                  (e) The Subordinated Notes Supplemental Indenture, when executed and delivered by IPC, (assuming the due authorization, execution and delivery thereof by the Subordinated Notes Trustee, and assuming that written consents from the Holders of a majority in aggregate principal amount of the Subordinated Notes outstanding held by persons other than IPC and its affiliates are received and are valid and binding consents of such Holders authorizing execution of the Subordinated Notes Supplemental Indenture), will have been duly authorized, executed and delivered by, and will be the legal, valid and binding obligation of, IPC, and the Subordinated Notes Supplemental Indenture will conform, in all material respects, to the description thereof in the Offering Materials and will be enforceable against IPC in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

                  (f) The Discount Notes Supplemental Indenture, when executed and delivered by Packaging, (assuming the due authorization, execution and delivery thereof by the Discount Notes Trustee, and assuming that written consents from the Holders of a majority in aggregate principal amount of the Discount Notes outstanding held by persons other than Packaging and its affiliates are received and are valid and binding consents of such Holders authorizing execution of the Discount Notes Supplemental Indenture), will have been duly authorized, executed and delivered by Packaging, and will be the legal, valid and binding obligation of, Packaging, and the Discount Notes Supplemental Indenture will conform, in all material respects, to the description thereof in the Offering Materials and will be enforceable against Packaging in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

                  (g) The Supplemental Indentures will comply in all material respects with the TIA;

                  (h) The execution, delivery and performance by each of the Issuers of this Agreement and consummation of the transactions contemplated hereby and by the Offering Materials will not conflict with or constitute or result in a breach or violation of any of (i) the terms or provisions of, or constitute a default by either of the Issuers or any of their respective subsidiaries under, any material indenture, mortgage, deed of trust, loan agreement (other than any loan agreement that will be repaid in full), note, lease, license, franchise agreement or other material agreement or instrument to which either of the Issuers or any of their respective subsidiaries is a party or to which any of them or their respective properties is subject, subject to the Issuers' obtaining such consents, waivers and amendments with respect to the foregoing on or prior to the Consummation Date or the Commencement Date, as applicable, as may be required under or pursuant to the foregoing, (ii) the certificate of incorporation or bylaws of either of the Issuers or any of their respective subsidiaries or (iii) any statute, judgment, decree, order, rule or regulation (excluding state securities and "Blue Sky" laws) of any court or governmental agency or other body applicable to either of the Issuers or any of their respective subsidiaries or any of their respective properties.

                  (i) No consent, approval waiver, license or authorization or other action by, or filing or registration with, any court or governmental regulatory body or authority is required for the execution, delivery and performance by the Issuers of this Agreement or the consummation of the Tender Offers as contemplated by the Offering Materials.

                  The representations and warranties set forth in this Section 5 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any indemnified party referred to in
Section 7, (ii) any termination of this Agreement or (iii) any withdrawal by you pursuant to Section 6 or otherwise; provided, that with respect to any termination or withdrawal, such representations and warranties shall be limited to the period prior to such termination or withdrawal.

                  6. Conditions of the Dealer Manager's Obligations. Your obligations to act and to continue to act (as the case may be) as Dealer Manager shall be subject, in your reasonable discretion, to the accuracy in all material respects of the representations and warranties contained herein as of the Commencement Date, as of each Mailing Date and as of each Closing Date as if made on and as of such date (except as expressly provided therein), to the accuracy in all material respects of the statements contained in certificates delivered by the officers of the Issuers pursuant to the provisions hereof, to the performance by each of the Issuers in all material respects of its covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Dealer Manager:

                  (a) There shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against either of the Issuers or any of their respective subsidiaries or against you relating to the Tender Offers or the Dealer Manager's activities in connection therewith or any of the other transactions contemplated hereby or by the Offering Materials.

                  (b) The proceedings taken at or prior to the Closing Date in connection with the Tender Offers and the other transactions contemplated hereby and by the Offering Materials shall be in form and substance reasonably satisfactory to you and your counsel, and such counsel shall have been furnished with all such documents and certificates as they may reasonably request in order to evidence the accuracy and completeness in all material respects of any of the representations or warranties of the Issuers, the performance in all material respects of any covenants of the Issuers theretofore to be performed, or the compliance with any of the conditions herein contained.

                  (c) On the Commencement Date, you shall have received, dated as of such date, (i) the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Issuers, substantially in the form of Exhibit A hereto and (ii) the opinion of Doug Patterson, general counsel for the Issuers, substantially in the form of Exhibit B hereto.

                  (d) On the Subordinated Notes Closing Date, you shall have received, dated as of such date, the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Issuers, substantially in the form of Exhibit C hereto.

                  (e) On the Discount Notes Closing Date, you shall have received, dated as of such date, the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Issuers, substantially in the form of Exhibit D hereto.

                  (f) Subsequent to the respective dates of the most recent financial statements contained or incorporated by reference in the Offering Materials, there shall have been no material adverse change in the general affairs, management, business, condition (financial or other) or results of operations of either of the Issuers and their respective subsidiaries taken as a whole (a "Material Adverse Change").

                  (g) Neither the Tender Offer nor any of the other transactions contemplated hereby or by the Offering Materials shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Tender Offer, this Agreement or any of the other transactions contemplated hereby or by the Offering Materials, before any court or governmental authority.

                  (h) On the Commencement Date, the Subordinated Notes Closing Date and the Discount Notes Closing Date, the Dealer Manager shall have received a certificate, dated such date, of the Chief Financial Officer of IPC or Packaging, as the case may be, to the effect that:

                           (i) The representations and warranties in this Agreement are true and correct in all material respects as if made on and as of such date, and each of the Issuers has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date;

                           (ii) Subsequent to the date as of which information is given in the Offering Materials, as of the date hereof, there has not been any Material Adverse Change; and

                           (iii) To the best of his knowledge, neither the
                  Tender Offer, nor any of the other transactions contemplated hereby or by the Offering Materials, has been enjoined (temporarily or permanently).

                  (i) On or before the Subordinated Notes Closing Date, IPC and the Subordinated Notes Trustee shall have executed and delivered the Subordinated Notes Supplemental Indenture, which shall be reasonably satisfactory in form and substance to the Dealer Manager and Cahill Gordon & Reindel, counsel for the Dealer Manager, and shall be in full force and effect.

                  (j) On or before the Discount Notes Closing Date, Packaging and the Discount Notes Trustee shall have executed and delivered the Discount Notes Supplemental Indenture, which shall be reasonably satisfactory in form and substance to the Dealer Manager and Cahill Gordon & Reindel, counsel for the Dealer Manager, and shall be in full force and effect.

                  On or before the Commencement Date, the Subordinated Notes Closing Date and the Discount Notes Closing Date, the Dealer Manager and counsel for the Dealer Manager shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers and their subsidiaries as they shall have heretofore reasonably requested.

                  Each of the Issuers shall furnish to the Dealer Manager such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Dealer Manager shall reasonably request.

                  In the event that any of the foregoing conditions is not met when required to be met, then you shall be entitled to withdraw as Dealer Manager in connection with any Tender Offer without any liability or penalty (except that the fee provided for in Section 2(e) hereof shall not be payable in the event you so withdraw) to you or any other "indemnified party" (as defined in Section 7) and without loss of any right to the payment of all expenses payable hereunder.

                  7. Indemnification. Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless the Dealer Manager and its affiliates, the directors, officers, agents, representatives and employees of the Dealer Manager or its af-filiates and each other person, if any, controlling the Dealer Manager and its respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "indemnified party") from and against any and all losses, actions, claims, damages or liabilities, and will reimburse any indemnified party for all reasonable costs and expenses (including reasonable counsel fees) as they are incurred by such indemnified party in connection with investigating, preparing to defend or defending any such action or claim caused by or arising out of, or in connection with, the Tender Offers (whether or not consummated), the performance by you of the services contemplated by this Agreement, an untrue statement or alleged untrue statement of a material fact in any of the Offering Materials or an omission or an alleged omission to state a material fact in any of the Offering Materials necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the transmittal of the Offering Materials to the Holders, or that arise out of or are based upon any failure to accept Notes or consents properly tendered pursuant to the Tender Offers; provided, however, that the Issuers will not be liable to any indemnified party to the extent that any claims, liabilities, losses, damages, costs or expenses are finally judicially determined by a court of competent jurisdiction to have resulted from (x) the gross negligence, bad faith or willful misconduct of such indemnified party or
(y) the breach by such indemnified party of this Agreement.

                  The Issuers will not, without the prior written consent of the Dealer Manager, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought by an indemnified party hereunder (whether or not any indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the indemnified parties from all liability arising out of such claim, action, suit or proceeding.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Issuers under this Section 7, notify the Issuers of the commencement thereof; but the omission so to notify the Issuers will not relieve the Issuers from any liability that it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the Issuers of the commencement thereof, the Issuers will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have been advised by counsel that the representation of both the indemnified party and the indemnifying party by such counsel would constitute a conflict of interest under applicable rules of professional conduct, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying parties to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying parties will not be liable to such indemnified party under this
Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying parties shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Dealer Manager, representing the indemnified parties, who are parties to such action or actions) or (ii) the indemnifying parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying parties. The indemnifying parties will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying parties, unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

                  In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unenforceable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Tender Offers or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the indemnified parties on the other shall be deemed to be in the same proportion as (i) the aggregate principal amount of Notes purchased pursuant to the Tender Offers bears to (ii) the fees paid or proposed to be paid by the Issuers to such indemnified party under this Agreement. The indemnity, reimbursement and contribution obligations of the Issuers under this Agreement shall be in addition to any rights that the Dealer Manager or any other indemnified party may have at common law or otherwise. The Issuers and the Dealer Manager agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the indemnified parties on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. Notwithstanding any other provision of this paragraph, the indemnified parties shall not be obligated to make contributions hereunder that in the aggregate exceed the total fees received by the Dealer Manager under this Agreement, less the aggregate amount of any damages that the indemnified parties have otherwise been required to pay for which indemnification is provided for hereunder. For purposes of this paragraph, each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Dealer Manager.

                  8. Termination. This Agreement may be terminated (i) by the Dealer Manager at any time upon notice to the Issuers if (A) the Issuers shall mail or otherwise distribute or propose to mail or otherwise distribute any supplement to any Offering Materials to which the Dealer Manager shall reasonably object or that shall be reasonably disapproved by its counsel, (B) at any time prior to the Subordinated Notes Closing, the Subordinated Notes Tender Offer is terminated or withdrawn for any reason (other than failure of the Dealer Manager to perform its obligations hereunder) or any restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Subordinated Notes Tender Offer, this Agreement or any of the other transactions contemplated by the Offering Materials, before any court or governmental authority that makes it inadvisable for the Dealer Manager, in its reasonable discretion, to continue to act as Dealer Manager hereunder, (C) at any time prior to the Discount Notes Closing, the Discount Notes Tender Offer is terminated or withdrawn for any reason (other than failure of the Dealer Manager to perform its obligations hereunder) or any restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to the Discount Notes Tender Offer, this Agreement or any of the other transactions contemplated by the Offering Materials, before any court or governmental authority that makes it inadvisable for the Dealer Manager, in its reasonable discretion, to continue to act as Dealer Manager hereunder, or (D) any of the conditions specified in Section 6 shall not have been fulfilled or waived or
(ii) by the Issuers if at any time the Issuers determine not to consummate the Tender Offers. Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party except as provided in Section 11 hereof.

                   9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed, telecopied or delivered
(a) to the Issuers:

                   c/o Ivex Packaging Corporation
                   100 Tri-State Drive
                   Suite 200
                   Lincolnshire, Illinois  60069
                   Attention:  Chief Executive Officer

with a copy to:

                   c/o Ivex Packaging Corporation
                   100 Tri-State Drive
                   Suite 200
                   Lincolnshire, Illinois  60069
                   Attention:  Vice President and General Counsel

and

                   Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                   Chicago, Illinois   60606-1285

                   Attention:  William R. Kunkel, Esq.

or (b) to the Dealer Manager:

                   BT Securities Corporation
                   130 Liberty Street
                   New York, New York  10006
                   Attention:  Mr. Tim Collins

with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Attention:  William M. Hartnett, Esq.

                  Any notice given hereunder may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

                  10. Tombstone. The Issuers acknowledge that the Dealer Manager may at any time after consummation of the Tender Offers place an announcement in such newspapers and periodicals as it may choose, at its own cost (but subject to the reasonable approval of the Issuers), stating that the Dealer Manager acted as dealer manager to the Issuers in connection with the Tender Offers.

                  11. Survival. The provisions of Sections 2(e) and 4 hereof, the indemnity and contribution agreements contained in Section 7 hereof and the representations and warranties set forth in Section 5 hereof shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager, or by or on behalf of any affiliate of the Dealer Manager or any person controlling the Dealer Manager or such affiliate, (ii) consummation of the Tender Offers or (iii) any termination of this Agreement or of the Dealer Manager's engagement hereunder, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Issuers, the Dealer Manager and the indemnified parties referred to in Section 7 hereof.

                  12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS AGREEMENT IS HEREBY WAIVED. THE PARTIES HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

                  13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

                  14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  15. Benefits of Agreement. This Agreement has been and is made solely for the benefit of the parties hereto and of the persons and controlling persons referred to in Section 7 herein and their respective successors, assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement.

                   16. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference only and are not a part hereof.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Dealer Manager.

                                            Very truly yours,

                                            IPC, INC.


                                            By: /s/ G. DOUGLAS PATTERSON
                                               ----------------------------
                                               Name:  G. Douglas Patterson
                                               Title: Vice President


                                            IVEX PACKAGING CORPORATION


                                            By: /s/ G. DOUGLAS PATTERSON
                                               ----------------------------
                                               Name:  G. Douglas Patterson
                                               Title: Vice President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BT SECURITIES CORPORATION


By: /s/ FOTIS G. HASIOTIS
   ----------------------------
   Name:  Fotis G. Hasiotis
   Title: Vice President